SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2011

E.DIGITAL CORPORATION
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

0-20734
(Commission File Number)

33-0591385
(IRS Employer Identification No.)

16770 West Bernardo Drive
San Diego, California 92127
(Address of principal executive offices)

(858) 304-3016
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Request for Reexamination of U.S. Patent No. 5,491,774
e.Digital Corporation (the “Company”) reported that the United States Patent and Trademark Office (“USPTO”) granted a Request for Ex Parte Reexamination of the Company’s U.S. Patent No. 5,491,774 (the “‘774 patent”) related to a handheld record and playback device with flash memory. During the reexamination process, the USPTO will review the patent and could determine that the patent claims, as written, were properly allowed. This determination would assist the Company in defending challenges to the validity of the ‘774 patent. Alternatively, the USPTO could narrow or reject certain or all of the claims of the ‘774 patent. Depending upon the specifics of what narrowing amendments are required and the claims rejected, these determinations of the USPTO could have a material adverse impact on the Company’s results of operations. The timing of the USPTO’s completion of the reexamination is uncertain. The Company believes that the USPTO should reconfirm the validity of the ‘774 patent. However, there can be no guarantee as to the outcome.

The Markman hearing (patent claims construction hearing) for the Company’s second round enforcement action is scheduled for January 28, 2011.

The disclosures set forth in this Item 8.01 speak only as of the date of this Current Report on Form 8-K, and the Company disclaims any intention or obligation to update or revise any such statements to reflect new information, future events or developments or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

e.DIGITAL CORPORATION

Date: January 14, 2011	By: /s/ ALFRED H. FALK
Alfred H. Falk, President and Chief Executive Officer
(Principal Executive Officer and duly authorized to sign on behalf of the Registrant)